Exhibit 99.1

M&T Bank Corporation and People’s United Financial, Inc. Announce Transaction Close Date for Merger

BUFFALO, N.Y. and BRIDGEPORT, Conn., March 7, 2022—M&T Bank Corporation (NYSE: MTB) (“M&T”) and People’s United Financial, Inc. (NASDAQ: PBCT) (“People’s United”) jointly announced today the closing of the previously announced merger between the two companies is expected to occur on or about April 1, 2022, subject to the satisfaction or waiver of the remaining customary closing conditions set forth in the merger agreement.

Customers will continue to be served through their respective M&T and People’s United branches, websites, mobile apps, financial advisors, and relationship managers until systems conversion is complete, which is expected to occur in the third quarter of 2022.

M&T Bank received final regulatory approval from the Board of Governors of the Federal Reserve System for the acquisition of People’s United on March 4, 2022. The transaction previously received approval from both the New York State Department of Financial Services and the Connecticut Department of Banking. No further regulatory approvals are required.

About M&T Bank Corporation

M&T Bank Corporation is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia, and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

M&T Bank has earned an “Outstanding” Community Reinvestment Act rating from the Federal Reserve Bank of New York since 1982, its highest ranking.

About People’s United Financial

People’s United Financial, Inc. is a financial holding company headquartered in Bridgeport, Connecticut. People’s United Bank, N.A., a subsidiary of People’s United Financial, Inc., is a diversified, community-focused financial services company with more than 5,500 employees and $65 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of nearly 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire, and Maine, as well as wealth management solutions. The company also provides specialized commercial services to customers nationwide.

M&T Contacts	People’s United Contacts
Investors:	Investors:
Brian Klock	Andrew S. Hersom
716-842-5138	203-338-4581

Media:	Media:
Maya Dillon	Steven Bodakowski
646-735-1958	203-338-4202

Cautionary Note Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations, estimates and projections about M&T’s and People’s United’s businesses, beliefs of M&T’s and People’s United’s management and assumptions made by M&T’s and People’s United’s management. Any statement that does not describe historical or current facts is a forward-looking statement, including statements regarding the expected timing, completion and effects of the proposed transactions and M&T’s and People’s United’s expected financial results, prospects, targets, goals and outlook. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition, the following factors, among others, related to the proposed transaction between M&T and People’s United, could cause actual outcomes and results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between M&T and People’s United; the outcome of any legal proceedings that may be instituted against M&T or People’s United; the possibility that the proposed transaction will not close when expected or at all because certain conditions to the closing are not satisfied on a timely basis or at all; the risk that any announcements relating to the proposed combination could have adverse effects on the market price of the common stock of either or both parties to the combination; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where M&T and People’s United do business; certain restrictions during the pendency of the merger that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; M&T’s and People’s United’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; and other factors that may affect future results of M&T and People’s United; the business, economic and political conditions in the markets in which the parties operate; the risk that the proposed combination and its announcement could have an adverse effect on either or both parties’ ability to retain customers and retain or hire key personnel and maintain relationships with customers; the risk that the proposed combination may be more difficult or time-consuming than anticipated, including in areas such as sales force, cost containment, asset realization, systems integration and other key strategies; revenues following the proposed combination may be lower than expected, including for possible reasons such as unexpected costs, charges or expenses resulting from the transactions; the unforeseen risks relating to liabilities of M&T or People’s United that may exist; and uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on M&T, People’s United and the proposed combination.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T, People’s United or their respective subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

M&T provides further detail regarding these risks and uncertainties in its latest Form 10-K, including in the Risk Factors section of such report, as well as in subsequent SEC filings. Forward-looking statements speak only as of the date made, and M&T does not assume any duty and does not undertake to update forward-looking statements.

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